Exhibit 3.2

SECOND AMENDED AND RESTATED

BY-LAWS

OF

EAGLE BULK SHIPPING INC.

A Marshall Islands Corporation

Effective October 15, 2014

TABLE OF CONTENTS

i

ARTICLE IX AMENDMENTS		35

Section 1.	Amendments	35

SECOND AMENDED AND RESTATED

BY-LAWS

OF

EAGLE BULK SHIPPING INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.       Registered Office. The registered office of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

Section 2.       Other Offices. The Corporation may also have offices at such other places, both within and without the Republic of the Marshall Islands, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.       Place of Meetings. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the Republic of the Marshall Islands, as shall be designated from time to time by the Board of Directors.

Section 2.       Annual Meetings. The annual meeting of shareholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting of shareholders.

Section 3.       Special Meetings; Certain Definitions. Unless otherwise required by law or by the articles of incorporation of the Corporation, as amended and restated from time to time (the “Articles of Incorporation”), special meetings of shareholders of the Corporation, for any purpose or purposes, may be called at any time only by (i) the Lead Director (if one has been appointed with such powers), (ii) the Chairman of the Board of Directors, (iii) the Board of Directors pursuant to a resolution duly adopted by a majority of the Whole Board (as defined below) which states the purpose or purposes thereof, or (iv) any one or more shareholders who Beneficially Own (as defined below), in the aggregate, fifteen percent (15%) or more of the aggregate voting power of all then-outstanding shares of Voting Stock (as defined below). Other than as set forth in clause (iv) of the preceding sentence, any power of the shareholders to call special meetings of shareholders is specifically denied. The notice of any such special meeting shall include the purpose or purposes for which the meeting is called, and no business other than that stated in the notice of such meeting (or any supplement thereto) shall be transacted at any such special meeting. For the purposes of these By-Laws:

(a)     “Beneficially Own” shall have the meaning given to such term in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule.

(b)     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or government or any agency or political subdivision thereof.

(c)     “Subsidiary” shall mean, as to any Person, any other Person in which such first-referenced Person Beneficially Owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

(d)     “Voting Stock” shall mean, collectively, all shares of Common Stock and any other class or series of capital stock of the Corporation entitled to vote generally in the election of directors.

(e)     “Whole Board” shall have the meaning given to such term in the Articles of Incorporation.

    Section 4.     Notice. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than fifteen (15) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to notice of and to vote at such meeting.

   Section 5.      Adjournments. Any meeting of the shareholders may be adjourned from time to time by the chairman of such meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 of this Article II shall be given to each shareholder of record entitled to notice of and to vote at the meeting.

Section 6.     Quorum. Unless otherwise required by applicable law or the Articles of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 of this Article II, until a quorum shall be present or represented.

Section 7.     Voting. Unless otherwise required by law, the Articles of Incorporation, these By-Laws, or the rules of any stock exchange upon which the Corporation’s securities are listed, any question brought before any meeting of the shareholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the aggregate voting power of the outstanding shares of Voting Stock entitled to vote and who are present, in person or proxy, voting as a single class. All elections of directors shall be determined by a plurality of the votes cast. Unless otherwise provided in the Articles of Incorporation, and subject to Section 10 of this Article II, each shareholder represented at a meeting of the shareholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such shareholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the shareholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8.     Proxies. Each shareholder entitled to vote at a meeting of the shareholders may authorize another person or persons to act for such shareholder as proxy by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. No such proxy shall be voted upon after eleven (11) months from its date, unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Marshall Islands to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 9.     Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken by the shareholders of the Corporation may be effected only at a duly called annual or special meeting of the shareholders of the Corporation. Except as otherwise mandated by law, the ability of shareholders of the Corporation to consent in writing to the taking of any action is hereby specifically denied.

Section 10.     List of Shareholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least fifteen (15) days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least fifteen (15) days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder of the Corporation who is present.

Section 11.     Record Date.

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than fifteen (15) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 12.     Organization; Conduct of Meetings. At any meeting of the shareholders, the Chairman of the Board of Directors, or, in his or her absence or disability, the Chief Executive Officer or, in his or her absence or disability, such person as is chosen by a majority of the members of the Board of Directors present at such meeting, shall call to order any meeting of the shareholders and act as chairman of such meeting. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the chairman of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting, and which may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

  Section 13.     Inspectors of Election. In advance of any meeting of the shareholders, the Board of Directors may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of the duties of inspector, shall take an oath faithfully to execute the duties of inspector at such meeting. The inspector shall have the duties prescribed by applicable law (including the BCA) and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

  Section 14.     Nomination of Directors. (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (x) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (y) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 14.and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 14.

(b)     In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c)     To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90)  days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

(d)     To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e)     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 14. If the Chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

  Section 15.    Business at Annual Meetings.

(a)     No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 15 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 15.

(b)     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c)     To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90)  days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

(d)     To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(e)     No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 15; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 15shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE III

DIRECTORS

   Section 1.     Number and Election of Directors. (a) The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall initially be fixed at seven (7) and may thereafter be adjusted from time to time by the Board of Directors as provided in the Articles of Incorporation.

(b)     The directors shall be elected as provided in the Articles of Incorporation. Any director may resign at any time upon written notice to the Corporation. Directors need not be shareholders.

   Section 2.     Vacancies. Subject to the terms of any one or more classes or series of preferred stock of the Corporation, any vacancy on the Board of Directors (including, without limitation, any vacancy that results from an increase in the number of directors or the removal or death of or resignation of a director) shall be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director, and not by shareholders, directors so chosen shall serve for a term expiring at the annual meeting of shareholders or until such director’s successor shall have been duly elected and qualified. In no case will a decrease in the number of directors shorten the term of any incumbent director.

Section 3.     Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws required to be exercised or done by the shareholders.

Section 4.     Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the Republic of the Marshall Islands. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, or, if there be one appointed with such powers, the Lead Director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty- eight (48) hours before the date of the meeting, by telephone, facsimile or electronic mail on twenty- four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5.     Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence or disability, the Chief Executive Officer (but only if he or she is also a director) or, in his or her absence or disability, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 6.     Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast by the Voting Stock. Notwithstanding the foregoing, the election, term, removal and filling of vacancies with respect to directors elected separately by the holders of one or more series of Preferred Stock shall not be governed by this Section 6, but rather shall be as provided for in the resolutions adopted by the Board of Directors creating and establishing such series of Preferred Stock, and such directors so elected shall not be divided into classes unless expressly provided by the terms of such resolutions.

Section 7.     Quorum. Except as otherwise required by law or the Articles of Incorporation, at all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 8.     Actions of the Board by Written Consent. Unless otherwise provided in the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 9.     Meetings by Means of Conference Telephone. Unless otherwise provided in the Articles of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10.     Standing Committees. In accordance with applicable legal, regulatory and stock exchange listing requirements (“Requirements”), the Board of Directors shall have the following standing committees: (a) an Audit Committee, (b) a Compensation Committee, and (c) a Nominating and Corporate Governance Committee (the “Standing Committees”), and such other committees as may be required from time to time by the Requirements. The Audit Committee (and such other Standing Committees as may be mandated by the Requirements) shall be composed entirely of “independent directors” within the meaning of the Requirements applicable to such committee. Except as may be required by the Requirements, each Standing Committee shall consist of three (3) (or such greater number as the Board of Directors may designate) directors, and the composition of each such Standing Committee shall be in compliance with the applicable Requirements. Each Standing Committee shall have a written charter, which shall be approved by the Board of Directors and state the purpose and authority of such committee. Standing Committee charters shall be reviewed not less frequently than annually to reflect the activities of the respective committees, changes in applicable Requirements and other relevant considerations, and proposed revisions to such charters shall be approved by the Board of Directors. The Nominating and Corporate Governance Committee shall be responsible, after consultation with the Chairman of the Board of Directors and taking into account the desires of individual Board members, for making recommendations to the Board of Directors with respect to the assignment of directors to the Standing Committees. After reviewing the Nominating and Corporate Governance Committee’s recommendations, the Board of Directors shall be responsible for appointing committee members and designating committee chairs on an annual basis. The Nominating and Corporate Governance Committee shall annually review committee assignments with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors, subject in any case to applicable Requirements.

Section 11.     Committees. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate one or more committees (in addition to the mandatory Standing Committees as set forth in Section 10 of this Article III), each such other committee shall consist of three or more of the directors of the Corporation, and the composition of each such other committee shall be in compliance with the applicable Requirements. With respect to all Board committees (including Standing Committees), the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. With respect to all Board committees (including Standing Committees), in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee (including any Standing Committee), to the extent permitted by law (including the Requirements) and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee (including each Standing Committee) shall keep regular minutes and report to the Board of Directors when required.

Section 12.     Compensation. The directors may be paid their reasonable and documented expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 13.     Chairman of the Board of Directors. Subject to Section 14 hereof, the Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors except as otherwise provided herein. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

Section 14.     Lead Director. At any time while the Chief Executive Officer or President is serving as Chairman of the Board of Directors, the Board of Directors may appoint from among its members a non-executive director who shall be designated as the Lead Director (the “Lead Director”). The Lead Director shall consult with and act as a liaison between the Board of Directors, on the one hand, and the Chairman of the Board of Directors and the Chief Executive Officer and/or President, on the other hand, and perform such duties and have such other powers as the Board of Directors may from time to time prescribe, which powers and duties may include, without limitation, the power to call meetings of the Board of Directors or shareholders, preside at meetings of the Board of Directors or shareholders, and set meeting agendas. All meetings of the non-executive members of the Board of Directors shall be presided over by the Lead Director (if one has been appointed), or in the absence or disability of the Lead Director, by an independent director selected by a majority of such non-executive members to preside at such meeting.

Section 15.     Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the majority vote of the disinterested directors, a committee of the Board of Directors or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 16.     Board Observers. Any shareholder who Beneficially Owned (including all shares Beneficially Owned by its Affiliates) ten percent (10%) or more of the total outstanding shares of Voting Stock as of the “Effective Date” under the Plan of Reorganization (as defined below) shall, for so long as it continues to Beneficially Own (including all shares Beneficially Owned by its Affiliates) at least ten percent (10%) of the total outstanding shares of Voting Stock (each, an “Initial 10% Holder”), have the right to request, by written notice to the Secretary of the Corporation, the right to appoint a non-voting observer to the Board of Directors (each such observer, a “Board Observer”). The Board of Directors shall grant any such request, but may establish such duties and restrictions on each Board Observer as it deems necessary or appropriate, including, without limitation, (a) requiring that the Board Observer be subject to the same obligations as directors with respect to confidentiality, conflicts of interest and misappropriation of corporate opportunities, (b) giving the Corporation the right to withhold information or materials from the Board Observer and to exclude the Board Observer from any meetings (or portions thereof) of the Board of Directors or any committee thereof, if the Corporation determines in good faith that the Board Observer’s access to such information or materials or attendance at such meeting, as applicable, could reasonably be expected to (i) adversely affect the attorney-client privilege or work product privilege between the Corporation and its counsel or (ii) result in a conflict of interest, and (c) requiring that the Board Observer enter into a confidentiality agreement and/or such other agreements or undertakings as the Corporation may reasonably request, in form and substance satisfactory to the Corporation, with respect to such duties and restrictions. Subject to such duties and restrictions as the Board of Directors may establish pursuant to the immediately preceding sentence, each Board Observer (A) shall be allowed to be present at all meetings of the Board of Directors and all committees thereof (other than the audit committee and executive sessions of the Board and any committee thereof) and (B) shall receive from the Company the same notice and information with respect to meetings of the Board of Directors and all committees thereof (other than the audit committee and executive sessions of the Board of Directors and any committee thereof). If at any time an Initial 10% Holder ceases to Beneficially Own (including all shares Beneficially Owned by its Affiliates) at least ten percent (10%) of the total outstanding shares of Voting Stock, (1) all of such Initial 10% Holder’s rights (and the rights of any Board Observer appointed by such shareholder) under this paragraph shall thereupon automatically terminate and cease to be of any further force or effect and (2) such Initial 10% Holder shall give prompt written notice thereof to the Secretary of the Corporation. As used herein, “Plan of Reorganization” means the Corporation’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, as confirmed pursuant to the order entered by the United States Bankruptcy Court for the Southern District of New York on September 22, 2014.

ARTICLE IV

OFFICERS

Section 1.     General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President (or Chief Executive Officer), a Secretary and a Treasurer (or Chief Financial Officer). The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director), a Lead Director (who must be a director), and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Articles of Incorporation or these By-Laws. The officers of the Corporation need not be shareholders or directors of the Corporation.

Section 2.     Election. The Board of Directors, at its first meeting held after each annual meeting of shareholders (or action by written consent of shareholders in lieu of the annual meeting of shareholders, to the extent applicable) shall elect the applicable officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed, with or without cause, at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.     Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.     President. The President shall subject to the control of the Board of Directors and have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. Unless the Board of Directors shall determine otherwise, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

Section 5.     Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors or Lead Director appointed with such powers), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors, no Lead Director appointed with such powers, and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 6.     Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 7.     Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 8.     Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 9.     Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 10.     Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1.     Form and Issuance. The shares of stock of the Corporation may be issued in book-entry form or represented by certificates in a form meeting the requirements of law and approved by the Board of Directors.  Certificates shall be registered in the name of the respective owner of shares and shall be signed (i) by the Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares represented by such certificate.

Section 2.     Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3.     Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 4.     Transfers. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with this Article V, an outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

Section 5.     Dividend Record Date. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.     Record Owners. With respect to any shares of capital stock of the Corporation, the Corporation shall be entitled to recognize the exclusive right of the person registered on its books as the owner of such shares for purposes of receiving dividends and voting with respect to such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.     Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer agents for the shares of the Corporation’s capital stock, as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

Section 1.     Notices. Whenever written notice is required by law, the Articles of Incorporation or these By-Laws, to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such director, member of a committee or shareholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile or electronic mail at such person’s facsimile number or electronic mail address as it appears on the records of the Corporation.

Section 2.     Waivers of Notice. Whenever any notice is required by applicable law, the Articles of Incorporation or these By-Laws, to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of shareholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Articles of Incorporation or these By-Laws.

ARTICLE VII

GENERAL PROVISIONS

Section 1.     Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the Business Corporations Law of the Republic of the Marshall Islands (the “BCA”) and the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.     Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.     Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.     Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Republic of the Marshall Islands”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1.     Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity on behalf of the Corporation while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Marshall Islands law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors.

Section 2.     Right to Advancement of Expenses. To the extent not prohibited by applicable law, in addition to the right to indemnification conferred in Section 1 of this Article VIII, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, to the extent required by the BCA, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3.     Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 4.     Reliance; Standard of Conduct. For purposes of any determination as to whether an Indemnitee has met the applicable standard for indemnification under the BCA, an Indemnitee shall be deemed to have acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such Indemnitee’s conduct was unlawful, if such Indemnitee’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such Indemnitee by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standard of conduct under the BCA.

Section 5.     Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any Indemnitee or other person may have or hereafter acquire under any statute, the Articles of Incorporation, these By-Laws (as amended or amended and restated from time to time), agreement, vote of shareholders or directors or otherwise, both as to action in such Indemnitee or other person’s official capacity and as to action in another capacity on behalf of the Corporation while holding such office, it being the policy of the Corporation that indemnification of the Indemnitees shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not an Indemnitee but whom the Corporation has the power or obligation to indemnify under the provisions of the BCA, or otherwise.

Section 6.     Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power or the obligation to indemnify such person against such expense, liability or loss under the provisions of this Article VIII or under the BCA.

Section 7.     Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation, to the fullest extent of the provisions of this Article VIII and in the manner permitted under applicable law.

Section 8.     Nature of Rights. The rights conferred upon Indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 9.     Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

ARTICLE IX

AMENDMENTS

Section 1.     Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted (i) by the affirmative vote of the shares representing not less than a majority of the votes entitled to be cast by the Voting Stock; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any By-Law inconsistent with, Sections 3, 9, 14 or 15 of Article II of these By-Laws or Sections 1, 2 or 6 of Article III of these By-Laws or this Article IX, by the shareholders shall require the affirmative vote of the holders of shares representing not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the Voting Stock, or (ii) by action of the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of the applicable meeting of the shareholders or Board of Directors, as the case may be. The provisions of this Section 1 are subject to any contrary provisions and any provisions requiring a greater vote that are set forth in the Articles of Incorporation.

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Adopted as of: October 15, 2014

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